Exhibit 10.2

Certain confidential information contained in this document, marked by brackets and asterisk ([***]), has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because the Company customarily and actually treats such information as private or confidential and the omitted information is not material.

LOCK-UP AGREEMENT

My Size Inc.

HaNegev 4, POB 1026, Airport City, Israel, 701000

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that My Size Inc., a Delaware corporation (“My Size”) has entered into a Share Purchase Agreement, dated September 8, 2025 (as the same may be amended from time to time, the “Share Purchase Agreement”) with Timo Steitz, Swiss citizen, ID No. [***] (“T. Steitz”), Willhelm Steitz, Swiss citizen, ID No. [***] (“W. Steitz”), and Ettore Weilenmann, Swiss citizen, ID No. [***] (“Weilenmann”) (each a “Seller” and collectively the “Sellers”) which provides, among other things, for the acquisition of ShoeSize.Me AG, a corporation duly constituted under the laws of Switzerland and registered within the Commercial Register of the canton of Solothurn under number [***] (“SZM”) in exchange, inter alia, for shares of common stock of My Size (“My Size Common Stock”) upon the terms and subject to the conditions set forth in the Share Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Share Purchase Agreement.

1. As a material inducement to each of the Parties having entered into the Share Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of My Size, the undersigned will not:

(a)	until the earlier of 6 months after the latest issuance of any Initial Consideration Shares or other shares to any Seller or successor thereof, (a “Restricted Period”) as applicable:

i.	offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of My Size Common Stock or any securities convertible into or exercisable or exchangeable for My Size Common Stock in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian) by the undersigned (collectively, the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition; or

ii.	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of My Size Common Stock or such other securities, in cash or otherwise.

(b)	during the 3-month period following a Restricted Period, on any given trading day, sell, dispose or otherwise transfer shares of My Size Common Stock which represent more than the average daily trading volume of My Size Common Stock for the rolling 30 trading day period prior to the date on which the undersigned executes a trade of My Size Common Stock without the prior written consent of My Size (which My Size shall be permitted to withhold at its sole discretion).

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2. The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	transfers of the Undersigned’s Shares:

i.	if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (C) as a bona fide gift to a charitable organization, (D) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

ii.	if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (C) as a bona fide gift to a charitable organization; or

iii.	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to My Size a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of My Size Common Stock or such other securities that have been so transferred or distributed;

(b)	transfers or distributions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of My Size Common Stock involving a change of control of My Size (including entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of My Size Common Stock (or any security convertible into or exercisable for My Size Common Stock), or vote any shares of My Size Common Stock in favor of any such transaction or taking any other action in connection with any such transaction) that has been approved by the Board of Directors of My Size, provided that the restrictions set forth in this Lock-Up Agreement shall continue to apply to the Undersigned’s Shares should such tender offer, merger, consolidation or other transaction not be completed.

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3. Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of My Size. In furtherance of the foregoing, the undersigned agrees that My Size and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. In addition to any other legend, My Size may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of My Size Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

4. The restrictions set forth in this Lock-Up Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

6. Any and all remedies herein expressly conferred upon My Size will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by My Size of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to My Size in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that My Size shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which My Size is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of My Size with respect thereto.

7. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

8. This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by My Size and the undersigned by facsimile or electronic transmission in pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

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Very truly yours,

Print Name of Stockholder:	/s/ Mr. Timo Steitz
Signature:

/s/ Mr. Wilhelm Steitz
Signature:

/s/ Mr. Ettore Weilenmann
Signature:

[Signature Page to Lock-up Agreement]

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Accepted and Agreed by
MY SIZE INC.

By:	/s/ Ronen Luzon
Name:	Mr. Ronen Luzon
Title:	Chief Executive Officer

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